Exhibit 99.1

StoneMor Partners L.P. Announces Third Quarter 2014 Financial Results

LEVITTOWN, PA., November 7, 2014 —StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended September 30, 2014. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

Larry Miller, StoneMor’s President and CEO commented, “We are delighted to announce that for the third quarter of 2014, StoneMor reported record GAAP and production based (non GAAP) revenues. Our major business lines, pre-need cemetery contracts, at-need cemetery contracts, investment income from trusts and funeral home revenues, each showed positive growth and contributed to the double digit percentage growth in revenues (GAAP and non-GAAP).

“We are equally excited to report that we have started up an insurance division to assist with the funding of a variety of burial and funeral related services. We believe this will provide us with yet another avenue for revenue growth. In addition, we are on schedule with the integration of the new properties that we acquired last quarter. As with all growth initiatives, the expenses for these endeavors lead the revenue generation, which impacted our quarterly results. In the case of the properties that we acquired, all operating expenses are being incurred while we are still in the ramp-up phase of revenue generation. So, in the short term, these initiatives have had a moderately negative impact on our adjusted operating profits (non-GAAP), cash flow from operations (GAAP) and distributable cash flow (non-GAAP).”

Financial Highlights

•	Revenues (GAAP) and production-based revenues reached record levels for the third quarter period ending September 30, 2014.

•	Revenues (GAAP) for the three months ended September 30, 2014 were $78.2 million compared to $61.5 million for the three months ended September 30, 2013, a 27% increase.

•	Production-based revenue (non-GAAP) for the three months ended September 30, 2014 increased by $11.0 million, or 13.7%, to $91.6 million from $80.6 million during the prior-year period.

•	Operating profits (GAAP) were $2.4 million for the three months ended September 30, 2014 compared to $0.7 million in the prior year period, an increase of $1.7 million.

•	Adjusted operating profits (non-GAAP) were $14.2 million for the three-month period ended September 30, 2014, compared to $15.2 million in the same period last year, a decrease of $1.0 million, or 6.9%. This decline was attributable to the growth initiatives mentioned above and a one-time charge of approximately $1.0 million for a legal settlement.

•	Operating cash flows (GAAP) decreased by $3.9 million to $16.5 million in the three month period ending September 30, 2014 from $20.4 million in the prior year period. The decline was largely due to timing issues inherent in our trusts and the additional expenses related to our growth strategy.

•	Distributable free cash flow (non-GAAP) for the three-month period ended September 30, 2014 decreased to $12.1 million from $14.5 million for the same period last year. The decline was due to the same timing issues mentioned above.

•	Backlog increased by $12.8 million to $527.2 million in the period ending September 30, 2014 from the second quarter period ending June 30, 2014, and increased $61.4 million on a year-over-year basis.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $502.2 million at the end of September 30, 2014.

•	Net loss (GAAP) for the three months ended September 30, 2014 was $3.3 million, as compared to a net loss of $1.5 million in the prior-year period.

“As we previously announced,” Miller continued, “we increased our distribution for the third quarter which marks the second increase this year. We continue to expect to be able to increase our distribution by at least $.01 per unit per quarter through 2015. As further evidence of the strength of our business looking forward, our backlog increased on both a sequential and year-over-year basis and despite the large acquisitions we have made this year, we have decreased our long-term debt on a year-to-date basis. We continue to monitor the competitive environment for any opportunities that present themselves and we look forward to our prospects for the balance of the year.”

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP. Certain 2013 information has been adjusted to include the effects of retrospective adjustments resulting from the Company’s 2013 first quarter acquisition.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2014 third quarter results today, Friday, November 7, 2014 at 10:00 a.m. EST. The conference call can be accessed by calling (800) 741-3792. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. EST on November 21, 2014. The reservation number for the audio replay is 21738043. A live webcast of the conference call will also be available to investors who may access the call through the investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 303 cemeteries and 98 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended September 30, 2014			Three months ended September 30, 2013
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$36,170	$(5,030)	$31,140	$34,642	$(10,124)	$24,518	$6,622	27.0%
At-need cemetery revenues	24,746	244	24,990	19,052	(1,325)	17,727	7,263	41.0%
Investment income from trusts	13,985	(6,740)	7,245	12,411	(6,015)	6,396	849	13.3%
Interest income	1,807	—	1,807	1,484	—	1,484	323	21.8%
Funeral home revenues	14,457	(2,218)	12,239	12,094	(1,721)	10,373	1,866	18.0%
Other cemetery revenues	455	298	753	890	151	1,041	(288)	-27.7%

Total revenues	91,620	(13,446)	78,174	80,573	(19,034)	61,539	16,635	27.0%

Costs and expenses

Cost of goods sold	9,550	(488)	9,062	8,942	(1,840)	7,102	1,960	27.6%
Cemetery expense	18,076	—	18,076	14,507	—	14,507	3,569	24.6%
Selling expense	17,377	(883)	16,494	14,217	(2,525)	11,692	4,802	41.1%
General and administrative expense	9,808	—	9,808	7,902	—	7,902	1,906	24.1%
Corporate overhead	8,392	—	8,392	7,997	—	7,997	395	4.9%
Depreciation and amortization	3,112	—	3,112	2,378	—	2,378	734	30.9%
Funeral home expense	10,674	(315)	10,359	9,161	(180)	8,981	1,378	15.3%
Acquisition related costs, net of recoveries	451	—	451	243	—	243	208	85.6%

Total costs and expenses	77,440	(1,686)	75,754	65,347	(4,545)	60,802	14,952	24.6%

Operating profit	$14,180	$(11,760)	$2,420	$15,226	$(14,489)	$737	$1,683	228.4%

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$104,555	$(26,957)	$77,598	$102,383	$(32,513)	$69,870	$7,728	11.1%
At-need cemetery revenues	67,704	614	68,318	60,387	(4,259)	56,128	12,190	21.7%
Investment income from trusts	39,225	(19,529)	19,696	32,916	(15,892)	17,024	2,672	15.7%
Interest income	5,848	—	5,848	5,209	—	5,209	639	12.3%
Funeral home revenues	40,777	(5,313)	35,464	36,904	(4,437)	32,467	2,997	9.2%
Other cemetery revenues	6,163	1,007	7,170	2,592	283	2,875	4,295	149.4%

Total revenues	264,272	(50,178)	214,094	240,391	(56,818)	183,573	30,521	16.6%

Costs and expenses

Cost of goods sold	29,307	(4,091)	25,216	26,841	(5,737)	21,104	4,112	19.5%
Cemetery expense	47,546	—	47,546	42,700	—	42,700	4,846	11.3%
Selling expense	48,404	(5,860)	42,544	43,549	(8,415)	35,134	7,410	21.1%
General and administrative expense	26,333	—	26,333	23,382	—	23,382	2,951	12.6%
Corporate overhead	22,394	—	22,394	21,657	—	21,657	737	3.4%
Depreciation and amortization	7,993	—	7,993	7,159	—	7,159	834	11.6%
Funeral home expense	29,813	(732)	29,081	27,582	(501)	27,081	2,000	7.4%
Acquisition related costs, net of recoveries	2,040	—	2,040	901	—	901	1,139	126.4%

Total costs and expenses	213,830	(10,683)	203,147	193,771	(14,653)	179,118	24,029	13.4%

Operating profit	$50,442	$(39,495)	$10,947	$46,620	$(42,165)	$4,455	$6,492	145.7%

The tables above analyze our results of operations and the changes therein for the three months and nine months ended September 30, 2014, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Total revenues (a)	$78,174	$61,539	$214,094	$183,573
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	91,620	80,573	264,272	240,391

Operating profit (a)	2,420	737	10,947	4,455
Adjusted operating profit (b)	14,180	15,226	50,442	46,620

Net income (loss) (a)	(3,268)	(1,484)	(2,977)	(15,493)

Operating cash flows (a)	16,487	20,413	23,238	36,896
Adjusted operating cash generated (b)	13,980	15,719	53,965	61,502
Distributable free cash flow generated (b)	$12,105	$14,516	$49,575	$57,037

	As of	As of
	September 30, 2014	December 31, 2013

Distribution coverage quarters (b)	9.32	7.65

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

GAAP operating profit	$2,420	$737	$10,947	$4,455

Increase in applicable deferred revenues	13,446	19,034	50,178	56,818
Increase in deferred cost of goods sold and selling and obtaining costs	(1,686)	(4,545)	(10,683)	(14,653)

Adjusted operating profit	$14,180	$15,226	$50,442	$46,620

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended September 30,		Increase	Increase
	2014	2013	(Decrease) ($)	(Decrease) (%)
	(in thousands)

Value of pre-need cemetery contracts written	$36,170	$34,642	$1,528	4.4%
Value of at-need cemetery contracts written	24,746	19,052	5,694	29.9%
Investment income from trusts	13,985	12,411	1,574	12.7%
Interest income	1,807	1,484	323	21.8%
Funeral home revenues	14,457	12,094	2,363	19.5%
Other cemetery revenues	455	890	(435)	-48.9%

Total production based revenues	91,620	80,573	11,047	13.7%

Less:
Increase in deferred sales revenue and investment income	(13,446)	(19,034)	5,588	-29.4%

Total GAAP revenues	$78,174	$61,539	$16,635	27.0%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

GAAP operating cash flows	$16,487	$20,413	$23,238	$36,896

Add net cash inflows into the merchandise trust	10,255	1,100	26,547	23,711
Add net increase (decrease) in accounts receivable	(7,065)	(5,051)	2,958	2,148
Add net decrease (increase) in merchandise liabilities	2,041	(1,075)	3,793	537

Add net decrease (deduct net increase) in accounts payable and accrued expenses	(6,857)	(4,663)	(7,382)	(8,340)
Other float related changes	(881)	4,995	4,811	6,550

Adjusted operating cash flow generated	13,980	15,719	53,965	61,502

Less: maintenance capital expenditures	(2,326)	(1,446)	(6,430)	(5,366)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	451	243	2,040	901

Distributable free cash flow generated (b)	12,105	14,516	49,575	57,037
Cash on hand - beginning of the period	15,287	14,075	12,175	7,946

Distributable cash available for the period	27,392	28,591	61,750	64,983

Partner distributions made	$17,072	$13,386	$45,297	$38,653

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.
(b)	Results for the nine months ended September 30, 2013 include the impact of a legal settlement, which added $11.9 million to distributable free cash flow generated.

Production Based Partners’ Capital

	As of	As of
	September 30, 2014	December 31, 2013
	(in thousands)
Partners’ capital	$233,916	$107,520

Deferred selling and obtaining costs	(94,853)	(87,998)
Deferred cemetery revenues, net	634,805	579,993

Production based partners’ capital	$773,868	$599,515

Selected Net Assets

	As of	As of
	September 30, 2014	December 31, 2013
	(in thousands)

Selected assets:

Cash and cash equivalents	$22,175	$12,175
Accounts receivable, net of allowance	55,463	55,415
Long-term accounts receivable, net of allowance	86,478	78,367
Merchandise trusts, restricted, at fair value	491,641	431,556

Total selected assets	655,757	577,513

Selected liabilities:

Accounts payable and accrued liabilities	40,831	37,269
Accrued interest	4,944	1,512
Current portion, long-term debt	3,373	2,916
Other long-term liabilities	1,342	1,527
Long-term debt	265,831	289,016
Deferred tax liabilities	13,106	12,407
Merchandise liability	153,511	130,412

Total selected liabilities	482,938	475,059

Total selected net assets	$172,819	$102,454

Distribution coverage quarters (a)	9.32	7.65

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (29,131,835 at September 30, 2014 and 21,377,102 at December 31, 2013, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$22,175	$12,175
Accounts receivable, net of allowance	55,463	55,415
Prepaid expenses	6,535	3,622
Other current assets	23,784	22,667

Total current assets	107,957	93,879

Long-term accounts receivable, net of allowance	86,478	78,367
Cemetery property	341,178	316,469
Property and equipment, net of accumulated depreciation	100,746	85,007
Merchandise trusts, restricted, at fair value	491,641	431,556
Perpetual care trusts, restricted, at fair value	348,950	311,771
Deferred financing costs, net of accumulated amortization	7,124	8,308
Deferred selling and obtaining costs	94,853	87,998
Deferred tax assets	42	42
Goodwill	57,128	48,737
Intangible assets	67,945	9,655
Other assets	5,161	2,554

Total assets	$1,709,203	$1,474,343

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$40,831	$37,269
Accrued interest	4,944	1,512
Current portion, long-term debt	3,373	2,916

Total current liabilities	49,148	41,697

Other long-term liabilities	1,342	1,527
Obligation for lease and management agreements, net	8,594	—
Long-term debt	265,831	289,016
Deferred cemetery revenues, net	634,805	579,993
Deferred tax liabilities	13,106	12,407
Merchandise liability	153,511	130,412
Perpetual care trust corpus	348,950	311,771

Total liabilities	1,475,287	1,366,823

Commitments and contingencies
Partners’ capital (deficit)
General partner deficit	(4,132)	(2,137)
Common partners, 29,132 and 21,377 units outstanding as of September 30, 2014 and December 31, 2013, respectively	238,048	109,657

Total partners’ capital	233,916	107,520

Total liabilities and partners’ capital	$1,709,203	$1,474,343

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Cemetery
Merchandise	$37,812	$28,265	$98,452	$83,586
Services	14,971	11,051	37,760	33,422
Investment and other	13,152	11,850	42,418	34,098
Funeral home
Merchandise	4,752	4,266	14,770	13,736
Services	7,487	6,107	20,694	18,731

Total revenues	78,174	61,539	214,094	183,573

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,898	1,418	5,110	4,199
Merchandise	7,164	5,684	20,106	16,905
Cemetery expense	18,076	14,507	47,546	42,700
Selling expense	16,494	11,692	42,544	35,134
General and administrative expense	9,808	7,902	26,333	23,382
Corporate overhead (including $265 and $348 in unit-based compensation for the three months ended September 30, 2014 and 2013, and $802 and $1,038 for the nine months ended September 30, 2014 and 2013, respectively)	8,392	7,997	22,394	21,657
Depreciation and amortization	3,112	2,378	7,993	7,159
Funeral home expense
Merchandise	1,441	1,573	4,691	4,798
Services	5,522	4,914	15,023	14,239
Other	3,396	2,494	9,367	8,044
Acquisition related costs, net of recoveries	451	243	2,040	901

Total cost and expenses	75,754	60,802	203,147	179,118

Operating profit	2,420	737	10,947	4,455

Gain on sale of funeral home	244	—	244	—
Gain on acquisition	—	2,530	412	2,530
Gain on settlement agreement, net	—	—	888	12,261
Gain on sale of other assets	—	—	—	155
Loss on early extinguishment of debt	—	—	—	21,595
Interest expense	5,268	5,193	15,990	15,788

Net loss before income taxes	(2,604)	(1,926)	(3,499)	(17,982)

Income tax expense (benefit)	664	(442)	(522)	(2,489)

Net loss	$(3,268)	$(1,484)	$(2,977)	$(15,493)

General partner’s interest in net loss for the period	$(44)	$(26)	$(49)	$(284)
Limited partners’ interest in net loss for the period	$(3,224)	$(1,458)	$(2,928)	$(15,209)

Net loss per limited partner unit (basic and diluted)	$(.11)	$(.07)	$(.11)	$(.73)

Weighted average number of limited partners’ units outstanding - basic and diluted	29,018	21,351	25,712	20,814
Distributions declared per unit	$.610	$.600	$1.810	$1.785

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013

Operating activities:
Net loss	$(3,268)	$(1,484)	$(2,977)	$(15,493)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	1,525	1,853	7,181	6,047
Depreciation and amortization	3,112	2,378	7,993	7,159
Unit-based compensation	265	348	802	1,038
Accretion of debt discounts	830	665	2,127	1,676
Gain on acquisition	—	(2,530)	(412)	(2,530)
Gain on sale of other assets	—	—	—	(155)
Gain on sale of funeral home	(244)	—	(244)	—
Loss on early extinguishment of debt	—	—	—	21,595
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	7,065	5,051	(2,958)	(2,148)
Allowance for doubtful accounts	(244)	(1,080)	2,647	(1,163)
Merchandise trust fund	(10,255)	(1,100)	(26,547)	(23,711)
Prepaid expenses	(337)	(193)	(2,913)	(1,926)
Other current assets	1,282	(2,645)	(1,019)	(3,906)
Other assets	(268)	(399)	(1,397)	3,573
Accounts payable and accrued and other liabilities	6,857	4,663	7,382	8,340
Deferred selling and obtaining costs	(1,481)	(2,700)	(6,855)	(8,884)
Deferred cemetery revenue	13,271	17,415	45,475	51,181
Deferred taxes (net)	418	(904)	(1,254)	(3,260)
Merchandise liability	(2,041)	1,075	(3,793)	(537)

Net cash provided by operating activities	16,487	20,413	23,238	36,896

Investing activities:

Cash paid for cemetery property	(1,778)	(1,958)	(4,692)	(4,210)
Purchase of subsidiaries	—	(5,000)	(54,000)	(14,100)
Consideration for lease and management agreements	—	—	(53,000)	—
Cash paid for property and equipment	(2,326)	(1,446)	(6,430)	(5,366)
Proceeds from divestiture of funeral home	297	—	297	—
Proceeds from sales of other assets	—	—	—	155

Net cash used in investing activities	(3,807)	(8,404)	(117,825)	(23,521)

Financing activities:
Cash distributions	(17,072)	(13,386)	(45,297)	(38,653)
Additional borrowings on long-term debt	23,493	19,896	63,365	237,002
Repayments of long-term debt	(11,639)	(12,236)	(86,788)	(218,036)
Proceeds from public offering	(106)	—	120,345	38,377
Proceeds from issuance of common units	(193)	—	53,237	—
Fees paid related to early extinguishment of debt	—	—	—	(14,920)
Cost of financing activities	(275)	(374)	(275)	(5,107)

Net cash provided by (used in) financing activities	(5,792)	(6,100)	104,587	(1,337)

Net increase in cash and cash equivalents	6,888	5,909	10,000	12,038
Cash and cash equivalents - Beginning of period	15,287	14,075	12,175	7,946

Cash and cash equivalents - End of period	$22,175	$19,984	$22,175	$19,984

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$908	$1,002	$10,303	$10,756
Cash paid during the period for income taxes	$384	$183	$3,536	$3,315

Non-cash investing and financing activities:
Acquisition of assets by financing	$201	$15	$251	$107
Issuance of limited partner units for cemetery acquisition	$—	$—	$—	$3,718
Acquisition of asset by assumption of directly related liability	$—	$—	$8,368	$3,924

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2014.